EXHIBIT 99.1

Contact: Garry O. Ridge Phone: 619-275-9324

WD-40 COMPANY REPORTS 10.8% INCREASE IN THIRD QUARTER NET INCOME

SAN DIEGO, July 10, 2006 /PRNewswire/ — WD-40 Company (Nasdaq: WDFC) today reported net sales for the third quarter ended May 31, 2006 of $73.1 million, an increase of 12.1% over the third quarter last year. Year-to-date net sales were $211.7 million, up 13.3% over the same period last year.

Net income for the third quarter was $7.0 million, up 10.8% compared to the prior year’s quarter. Earnings per share in the third quarter grew to $0.42 compared to $0.38 during the same period last year. Year-to-date net income was $21.8 million, an increase of 26.1% from last year. Through nine months, earnings per share were $1.29 compared to $1.03 for the same period last year, an increase of 25.8%.

“We are pleased with our results through nine months and are on track to meet our expectations for the full year,” said Garry O. Ridge, WD-40 Company president and chief executive officer.

Updated Fiscal Year Guidance

In fiscal year 2006, WD-40 Company expects net sales to grow to $285 to $290 million. WD-40 Company has updated the net income guidance and now expects net income for the year to be between $26.4 million and $28.0 million, achieving earnings per share of $1.55 to $1.65 based on an estimated 17 million shares outstanding. Fiscal year 2006 results include the expensing of stock options, which were not included in previous years. Stock options expense, after tax, in the third quarter was $0.2 million or 1 cent per share. Year-to-date stock options expense, after tax, was $1.0 million or 6 cents per share.

“While we expect to see an increase in sales, we also expect to see a continued investment in marketing in the fourth quarter,” Ridge said. “We expect full year marketing expense to be in the range of 7.0% to 8.0% of net sales.”

The board of directors of WD-40 Company declared a regular quarterly dividend on June 27, 2006 of $0.22 per share, payable July 31, 2006, to stockholders of record on July 17, 2006.

We are still seeing significant impacts from increases in cost of goods, but the price increases we have implemented over the last year have helped offset some of those increases,” Ridge said.

Total sales for the quarter were 65% from the Americas, 28% from Europe and 7% from Asia/Pacific.

In the Americas, sales for the third quarter were up 7.9% from a year ago. In Europe, sales were up 22.8% for the third quarter. In the Asia/Pacific region, sales for the quarter were up 13.2% from last year.

“We’re pleased to see sales growth across most of our brands as well as across our geographic regions.” said Ridge.

Global sales of the lubricants WD-40® and 3-IN-ONE Oil® were up 13.2% for the quarter.

“We had another strong quarter across the globe in lubricant sales and have seen double digit increases each quarter this fiscal year,” Ridge said.

Sales of heavy-duty hand cleaners Lava® and Solvol® were down 15.9% for the quarter.

Sales of household products X-14®, Carpet Fresh, 2000 Flushes®, Spot Shot® and 1001 were up 12.3% compared to the previous year’s quarter.

“While we continue to face stiff competition in the household products arena, we have been able to achieve consistent growth in our household products brands so far this year,” Ridge said.

“We are seeing the sales impact from our innovation program as we move into increasing distribution and building consumer demand for these new product and packaging innovations,” Ridge said.

“We are also continuing to look for the right acquisition that meets our guidelines for success,” Ridge added.

WD-40 Company’s 10-Q will be filed on July 10, 2006.

WD-40 Company, with headquarters in San Diego, is a global consumer products company dedicated to building brand equities that are first or second choice in their respective categories. The company will leverage and build the brand fortress of WD-40 Company by developing and acquiring brands that deliver a unique high value to end users and that can be distributed across multiple trade channels in one or more areas of the world. WD-40 Company produces multi-purpose lubricants, WD-40®, and 3-IN-ONE®, the Lava® and Solvol® brands of heavy-duty hand cleaners, and household products 2000 Flushes®, X-14®, Carpet Fresh®, Spot Shot® and 1001®. WD-40 Company markets its products in more than 160 countries worldwide and recorded sales of $263.2 million in fiscal 2005. Additional information about WD-40 Company can be obtained online at www.wd40.com.

Except for the historical information contained herein, this news release contains forward-looking statements concerning WD-40 Company’s outlook for sales, earnings, dividends and other financial results. These statements are based on an assessment of a variety of factors, contingencies and uncertainties considered relevant by WD-40 Company. Forward-looking statements involve risks and uncertainties, which cause actual results to differ materially from the forward-looking statements, including global sales trends, impact of cost of goods, the impact of new product innovations and the timing of advertising and sales promotion activities. The company’s expectations, beliefs and projections are expressed in good faith and are believed by the company to have a reasonable basis, but there can be no assurance that the company’s expectations, beliefs or projections will be achieved or accomplished.

The risks and uncertainties are detailed from time to time in reports filed by WD-40 Company with the SEC, including Forms 8-K, 10-Q, and 10-K, and readers are urged to carefully review these and other documents.

SOURCE WD-40 Company

WD-40 Company

Consolidated Condensed Statements of Income

(unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2006	2005	2006	2005
Net sales	$73,052,000	$65,149,000	$211,747,000	$186,913,000
Cost of products sold(1)	37,633,000	33,897,000	109,738,000	95,445,000

Gross profit	35,419,000	31,252,000	102,009,000	91,468,000
Operating expenses:
Selling, general and administrative	18,356,000	15,425,000	51,980,000	47,537,000
Advertising and sales promotion	5,923,000	4,650,000	14,097,000	13,359,000
Amortization of intangible asset	132,000	141,000	394,000	418,000

Income from operations	11,008,000	11,036,000	35,538,000	30,154,000
Other income (expense):
Interest expense, net	(953,000)	(1,350,000)	(2,811,000)	(4,036,000)
Other income, net	181,000	128,000	404,000	459,000

Income before income taxes	10,236,000	9,814,000	33,131,000	26,577,000
Provision for income taxes	3,190,000	3,452,000	11,341,000	9,302,000

Net income	$7,046,000	$6,362,000	$21,790,000	$17,275,000

Earnings per common share:
Basic	$0.42	$0.38	$1.30	$1.04

Diluted	$0.42	$0.38	$1.29	$1.03

Weighted-average common shares outstanding, basic	16,829,760	16,671,190	16,745,433	16,612,003

Weighted-average common shares outstanding, diluted	16,969,770	16,885,504	16,857,735	16,806,178

Dividends declared per share	$0.22	$0.22	$0.66	$0.62

(1)	Includes cost of products acquired from related party of $10,775,000 and $9,730,000 for the three months ended May 31, 2006 and 2005, respectively; and $31,221,000 and $27,682,000 for the nine months ended May 31, 2006 and 2005, respectively.

WD-40 Company

Consolidated Condensed Balance Sheets

(unaudited)

	May 31, 2006	August 31, 2005
Assets
Current assets:
Cash and cash equivalents	$24,378,000	$37,120,000
Short-term investments	20,300,000	—
Trade accounts receivable, less allowance for cash discounts, returns and doubtful accounts of $1,885,000 and $1,506,000	40,087,000	44,487,000
Product held at contract packagers	1,488,000	1,814,000
Inventories	15,434,000	8,041,000
Current deferred tax assets, net	4,704,000	2,946,000
Other current assets	3,256,000	6,784,000

Total current assets	109,647,000	101,192,000
Property, plant and equipment, net	9,042,000	8,355,000
Goodwill	96,044,000	95,858,000
Other intangibles, net	42,753,000	42,884,000
Investment in related party	893,000	1,112,000
Other assets	4,305,000	4,852,000

	$262,684,000	$254,253,000

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$10,714,000	$10,714,000
Accounts payable	12,283,000	13,671,000
Accounts payable to related party	714,000	1,945,000
Accrued liabilities	12,071,000	14,058,000
Accrued payroll and related expenses	5,296,000	3,828,000
Income taxes payable	4,336,000	2,484,000

Total current liabilities	45,414,000	46,700,000
Long-term debt	53,571,000	64,286,000
Deferred employee benefits and other long-term liabilities	1,958,000	1,838,000
Long-term deferred tax liabilities, net	12,998,000	11,363,000

Total liabilities	113,941,000	124,187,000

Shareholders’ equity:
Common stock, $.001 par value, 36,000,000 shares authorized — 17,425,743 and 17,222,410 shares issued	17,000	17,000
Paid-in capital	59,326,000	52,990,000
Unearned stock-based compensation	—	(136,000)
Retained earnings	100,730,000	89,983,000
Accumulated other comprehensive income	3,696,000	2,238,000
Common stock held in treasury, at cost (534,698 shares)	(15,026,000)	(15,026,000)

Total shareholders’ equity	148,743,000	130,066,000

	$262,684,000	$254,253,000

WD-40 Company

Consolidated Condensed Statements of Cash Flows

(unaudited)

	Nine Months Ended May 31,
	2006	2005
Cash flows from operating activities:
Net income	$21,790,000	$17,275,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,571,000	2,182,000
Gains on sales and disposals of property and equipment	(24,000)	(13,000)
Deferred income tax expense	(437,000)	5,854,000
Tax benefit from exercise of stock options	—	354,000
Excess tax benefits from exercise of stock options	(321,000)	—
Distributions received and equity losses (earnings) from related party, net	219,000	(37,000)
Stock-based compensation	1,396,000	15,000
Changes in assets and liabilities:
Trade accounts receivable	5,283,000	4,995,000
Product held at contract packagers	326,000	101,000
Inventories	(7,029,000)	(1,530,000)
Other assets	3,623,000	(2,351,000)
Accounts payable and accrued expenses	(2,288,000)	(2,164,000)
Accounts payable to related party	(1,231,000)	(547,000)
Income taxes payable	2,141,000	(1,998,000)
Deferred employee benefits and other long-term liabilities	78,000	112,000

Net cash provided by operating activities	26,097,000	22,248,000

Cash flows from investing activities:
Purchases of short-term investments	(20,300,000)	—
Proceeds from collections on notes receivable	50,000	—
Capital expenditures	(2,446,000)	(1,996,000)
Proceeds from sales of property and equipment	210,000	92,000

Net cash used in investing activities	(22,486,000)	(1,904,000)

Cash flows from financing activities:
Repayments of long-term debt	(10,714,000)	(10,000,000)
Proceeds from issuance of common stock	4,755,000	2,568,000
Excess tax benefits from exercise of stock options	321,000	—
Dividends paid	(11,043,000)	(10,298,000)

Net cash used in financing activities	(16,681,000)	(17,730,000)

Effect of exchange rate changes on cash and cash equivalents	328,000	16,000

(Decrease) increase in cash and cash equivalents	(12,742,000)	2,630,000
Cash and cash equivalents at beginning of period	37,120,000	29,433,000

Cash and cash equivalents at end of period	$24,378,000	$32,063,000

WD-40 Company

Consolidated Condensed Statements of Comprehensive Income

(unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2006	2005	2006	2005
Net income	$7,046,000	$6,362,000	$21,790,000	$17,275,000
Other comprehensive income (loss):
Equity adjustment from foreign currency translation, net of tax	1,935,000	(1,209,000)	1,458,000	666,000

Total comprehensive income	$8,981,000	$5,153,000	$23,248,000	$17,941,000